UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-190067

Arkadia International
(Exact name of Registrant as specified in its charter)

Nevada	46-2093679
(State of incorporation)	(IRS Employer ID Number)

5348 Vegas Drive, # 1107 Las Vegas, Nevada 89108
(Address of principal executive offices)

Date of Report (Date of earliest event reported):
October 3rd, 2014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.
On October 3rd, 2014, Richard Cowan closed a transaction in which he purchased a total of 6,950,100 shares of restricted stock of the Company, representing 93% of the shares in the Company from Vladimir and Galina Shekhtman for a total of for $100,000.00 in cash.
ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
On October 6th, 2014, Mr. Vladimir Shekhtman resigned his official position as Director of the Corporation, and on the same day the shareholders of the Corporation voted Richard Cowan as Director of the Company.
Mr. Richard Cowan, 74, is a renowned activist, published writer and former National Director of the National Organization for the Reform of Marijuana Laws (NORML); is current Editor of The Marijuana News; and Co-Founder of Freedom Leaf, Inc.; and Editor in Chief of Freedom Leaf Magazine. In 2014 Cohen has accepted reappointment to the Board of NORML and is internationally active in the cannabis legalization movement. Mr. Cowan holds a B.A. in Economics from Yale University.
ITEM 9.01 EXHIBITS
  (d) Exhibits.
Exhibit # Description
10.1            Shareholder's Resolution Appointing New Directors
10.2            Resignation of Vladimir Shekhtman

       SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8th, 2014

Arkadia International

         _/s/ Richard Cowan_____________
By:    Richard Cowan, Director